Exhibit 99.1




                                                            Financial Statements

                             Dock Resins Corporation

                                                               December 31, 1996

                             Dock Resins Corporation

                              Financial Statements

                                December 31 1996




                                    Contents


 Report of Independent Auditors...............................................1
 Balance Sheets...............................................................2
 Statements of Income.........................................................3
 Statements of Stockholder's Equity...........................................4
 Statements of Cash Flows.....................................................5
 Notes to Financial Statements................................................6

                         Report of Independent Auditors


The Board of Directors
Dock Resins Corporation

We have audited the accompanying balance sheets of Dock Resins Corporation at December 31, 1996 and 1995, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dock Resins Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                               ERNST & YOUNG LLP

MetroPark, New Jersey
January 31, 1997

                             Dock Resins Corporation

                                 Balance Sheets

                                                                                                             December 31
                                                                                                      1996                  1995
                                                                                                   ---------------------------------
Assets
Current assets:
     Cash and cash equivalents                                                                     $  410,230             $  866,366
     Marketable securities                                                                            841,392                   --
     Accounts receivable                                                                            1,644,170              1,110,334
     Inventories:
         Raw materials                                                                                419,692                424,361
         Finished goods                                                                               832,395                732,443
                                                                                                   ---------------------------------
                                                                                                    1,252,087              1,156,804
     Prepaid expenses and other current assets                                                        241,595                106,330
                                                                                                   ---------------------------------
Total current assets                                                                                4,389,474              3,239,834

Property, plant and equipment, at cost:
     Land                                                                                             236,824                236,824
     Buildings and improvements                                                                       550,548                550,548
     Machinery and equipment                                                                        2,504,348              2,452,877
     Construction in progress                                                                         219,932                   --
                                                                                                   ---------------------------------
                                                                                                    3,511,652              3,240,249
     Less accumulated depreciation                                                                  1,974,369              1,786,207
                                                                                                   ---------------------------------
Net property, plant and equipment                                                                   1,537,283              1,454,042
                                                                                                   ---------------------------------
                                                                                                   $5,926,757             $4,693,876
                                                                                                   =================================
Liabilities and stockholder's equity Current liabilities:
     Accounts payable                                                                              $1,011,999             $  952,676
     Payroll, bonuses and payroll taxes payable                                                       739,890                165,562
     Other accrued expenses                                                                           487,662                447,913
     Income taxes payable                                                                              83,077                 61,192
     Borrowings under revolving line of credit                                                         25,000                 25,000
     Current portion of long-term debt                                                                 86,384                 86,384
                                                                                                   ---------------------------------
Total current liabilities                                                                           2,434,012              1,738,727

Long-term debt                                                                                        771,939                858,358
Deferred compensation                                                                                 115,884                 96,713

Stockholder's equity:
     Common stock, no par value:
         Authorized 2,500 shares
         Issued 300 shares                                                                             78,754                 78,754
     Retained earnings                                                                              2,881,505              2,276,661
                                                                                                   ---------------------------------
                                                                                                    2,960,259              2,355,415
     Less cost of treasury stock-75 shares                                                            355,337                355,337
                                                                                                   ---------------------------------
Total stockholder's equity                                                                          2,604,922              2,000,078
                                                                                                   ---------------------------------
                                                                                                   $5,926,757             $4,693,876
                                                                                                   =================================

See accompanying notes.

                                                                                                                                   2


                             Dock Resins Corporation

                              Statements of Income


                                                                                         Year ended December 31
                                                                              1996                  1995                  1994
                                                                         ----------------------------------------------------------
Net sales                                                                $ 13,498,204           $ 11,889,186           $ 11,185,215
Operating costs and expenses:
     Cost of sales                                                          8,540,435              8,026,647              7,714,511
     Research and development                                               1,096,792              1,031,167                977,942
     Selling, general and administrative                                    3,182,547              2,312,687              2,077,225
                                                                         ----------------------------------------------------------
Total operating costs and expenses                                         12,819,774             11,370,501             10,769,678
                                                                         ----------------------------------------------------------
Operating profit                                                              678,430                518,685                415,537

Interest income                                                                18,246                  5,860                  2,517
Interest expense                                                              (96,332)              (122,527)              (152,945)
                                                                         ----------------------------------------------------------
Income before income taxes                                                    600,344                402,018                265,109

Provision (benefit) for state income taxes:
     Current                                                                   17,400                  6,500                 12,500
     Deferred                                                                 (12,900)                (4,700)                  --
                                                                         ----------------------------------------------------------
                                                                               (4,500)                 1,800                 12,500
                                                                         ----------------------------------------------------------
Net income                                                               $    604,844           $    400,218           $    252,609
                                                                         ==========================================================

See accompanying notes.

                                                                                                                                   3


                             Dock Resins Corporation

                  Statements of Changes in Stockholder's Equity


                                                          Common Stock                                                     Total
                                                 ----------------------------        Retained          Treasury        Stockholder's
                                                      Shares          Amount         Earnings            Stock             Equity
                                                 -----------------------------------------------------------------------------------
Balance at December 31, 1993                            300        $   78,754        $1,623,834        $ (355,337)        $1,347,251
     Net income                                                                         252,609                              252,609
                                                 -----------------------------------------------------------------------------------
Balance at December 31, 1994                            300            78,754         1,876,443          (355,337)         1,599,860
     Net income                                                                         400,218                              400,218
                                                 -----------------------------------------------------------------------------------
Balance at December 31, 1995                            300            78,754         2,276,661          (355,337)         2,000,078
     Net income                                                                         604,844                              604,844
                                                 -----------------------------------------------------------------------------------
Balance at December 31 1996                             300        $   78,754        $2,881,505        $ (355,337)        $2,604,922
                                                 ===================================================================================

See accompanying notes.

                                                                                                                                   4


                             Dock Resins Corporation

                            Statements of Cash Flows

                                                                                             Year ended December 31
                                                                                     1996              1995                 1994
                                                                                ---------------------------------------------------
Cash flows from operating activities
Net income                                                                      $   604,844         $   400,218         $   252,609
Adjustments   to  reconcile  net  income  to  net  cash  provided  by  operating activities:
     Depreciation and amortization                                                  205,012             214,714             232,257
     Changes in operating assets and liabilities:
       Accounts receivable                                                         (533,836)             46,193             162,986
       Inventories                                                                  (95,283)             36,414            (252,955)
       Prepaid expenses                                                            (135,265)             (4,606)             (7,328)
       Accounts payable                                                              59,323             187,493             (76,391)
       Payroll, bonuses and payroll taxes payable                                   574,328              72,150              (6,790)
       Other accrued expenses                                                        39,749             100,963             156,331
       Income taxes payable                                                          21,885             (10,550)             41,410
       Deferred compensation                                                         19,171              11,520              10,230
                                                                                ---------------------------------------------------
Net cash provided by operating activities                                           759,928           1,054,509             512,359
                                                                                ---------------------------------------------------

Cash flows from investing activities
Capital expenditures                                                               (288,253)            (63,554)            (34,281)
Purchase of marketable securities                                                  (841,392)               --                  --
Decrease in other assets                                                               --                  --               545,651
                                                                                ---------------------------------------------------
Net cash (used in) provided by investing activities                              (1,129,645)            (63,554)            511,370
                                                                                ---------------------------------------------------

Cash flows from financing activities
Borrowings under line of credit                                                     150,000             550,000           1,275,000
Payments under line of credit                                                      (150,000)           (950,000)         (1,800,000)
Payments of long-term debt                                                          (86,419)           (104,120)           (120,314)
                                                                                ---------------------------------------------------
Net cash used in financing activities                                               (86,419)           (504,120)           (645,314)
                                                                                ---------------------------------------------------

Net (decrease) increase in cash and cash
equivalents                                                                        (456,136)            486,835             378,415
Cash and cash equivalents at beginning of year                                      866,366             379,531               1,116
                                                                                ---------------------------------------------------
Cash and cash equivalents at end of year                                        $   410,230         $   866,366         $   379,531
                                                                                ===================================================

Supplemental  disclosures of cash flow information  Cash paid (refunded)  during the year:
     Interest                                                                   $    84,462         $   116,796         $   154,963
                                                                                ===================================================
     Income taxes                                                               $    (4,485)        $    12,550         $    (7,941)
                                                                                ===================================================

See accompanying notes.

                                                                                                                                   5


                             Dock Resins Corporation

                          Notes to Financial Statements

                                December 31 1996

1. Summary of Significant Accounting Policies

Organization

Dock Resins Corporation (the Company) manufactures and sells resins,  adhesives,
sealants,   coatings  and  related  products  to  various  industrial  customers principally in the United States.

Inventories

Inventories are stated at the lower of cost (determined by the last-in, first-out method) or market. At December 31, 1996 and 1995, the LIFO inventory value approximates current cost.

Property, Plant and Equipment

For financial reporting purposes, depreciation is provided on the straight-line basis over the estimated useful life of each asset. Accelerated methods are used for tax purposes. Replacements, betterments and additions to property, plant and equipment are capitalized at cost. Expenditures for maintenance and repairs are charged to income as incurred.

The estimated useful lives used in computing depreciation are as follows:

                   Buildings and improvements       20 years
                   Machinery and equipment      5 - 10 years

Depreciation expense charged to earnings for the years ended December 31, 1996, 1995 and 1994 was approximately $205,000, $207,000 and $220,000, respectively.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                             Dock Resins Corporation

1. Summary of Significant Accounting Policies (continued)

Research and Development

Research and development costs are expensed as incurred.

Cash Equivalents

The  Company  considers  as  cash  equivalents  all   highly-liquid   marketable
securities with an original maturity of three months or less.

Marketable Securities

Marketable securities consist of fixed income investments (state and local government obligations and short-term commercial paper) with maturity dates ranging from 1997 through 2007 as of December 31, 1996 which can be readily purchased or sold using established markets. Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Such securities are classified as available for sale and, accordingly, are carried at fair value which approximates cost at December 31, 1996. The amortized cost of debt securities is adjusted for amortization of premium and accretion of discounts to maturity. Such amortization, realized gains and losses, interest and dividends are included in interest income.

Profit Sharing Plan

The Company has a profit sharing plan which covers substantially all employees. Contributions to the plan, which are funded as accrued, are determined at the discretion of the Board of Directors. Such contributions were $80,000 for 1996, $65,000 for 1995 and $60,000 for 1994, respectively.

Effective January 1, 1995, the Company's profit sharing plan was amended to allow for contributions qualified under Section 401(k) of the Internal Revenue Code. Eligible employees may elect to contribute up to 12% of their salaries, subject to IRS limitations, to the plan. The Company contributes an amount equal to 30% of the first 5% of employee contributions. Contributions to the plan by the Company amounted to approximately $24,800 in 1996 and $15,300 in 1995.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                             Dock Resins Corporation

1. Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

In 1996, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of', which has no effect on its financial condition or results of operations. The Company records impairment losses on long-lived assets used in operations or expected to be disposed when events and circumstances indicate that the assets are less than the carrying amounts of those assets. No such events and circumstances have occurred.

Fair Value of Financial Instruments

The estimated fair value of the Company's marketable securities (based upon quoted market prices) and long-term debt (based upon current rates offered to the Company) approximate their carrying values at December 31, 1996.

Reclassifications

Certain 1995 and 1994 balances have been reclassified to conform to 1996 presentation.

2. Debt

Long-term debt consists of the following:
                                                                                    1996              1995
                                                                              -----------------------------------
Unsecured note payable to shareholder, interest at 10.5%, payable in annual
   principal installments of $7,500 through 2004.                             $      52,500         $  60,000
Mortgage loan payable to bank, interest at 8.5%, payable in monthly installments of principal and interest of $6,042 and the remaining
   principal of $494,936 due August 2000.                                           591,383           611,818
Equipment line of credit/term loan facility payable to bank, interest at
   9.0%, payable in monthly installments of principal of $4,874 plus
   interest due August 2000.                                                        214,440           272,924
                                                                              -----------------------------------
                                                                                    858,323           944,742
Less current maturities                                                              86,384            86,384
                                                                              -----------------------------------
                                                                                 $  771,939        $  858,358
                                                                              ===================================

                                                                                                                                   8


                             Dock Resins Corporation

2. Debt (continued)

At December 31, 1996, long-term debt was due in aggregate annual installments, as follows:

                         1997                $ 86,384
                         1998                  91,233
                         1999                  93,465
                         2000                 564,741
                         Thereafter            22,500
                                             --------
                                             $858,323
                                             ========

The Company's Amended and Restated Loan and Security Agreement, dated as of June 30, 1996, provides for a $ 1,250,000 revolving line of credit, a $ 1,000,000 equipment line of credit and a $614,000 mortgage loan. Each of the borrowings under the Amended and Restated Loan and Security Agreement is collateralized by substantially all of the Company's assets and is guaranteed by the Company's shareholder. Further, the unsecured note payable to the shareholder is subordinated to each of the borrowings. The Amended and Restated Loan and Security Agreement contains certain restrictive covenants, the more significant of which relate to limitations on additional borrowings and require maintenance of a specified financial leverage ratio.

The revolving line of credit, which bears interest at the lender's floating base rate (8.25% at December 31, 1996) plus .5%, is available through June 30, 1997. The line of credit provides for borrowings equal to 80% of the Company's eligible accounts receivable. No commitment fees were charged under the agreement and no compensating balances are required.

The equipment line of credit provides for borrowings by the Company through June 30, 1997 to a maximum of 80% of the purchase price of equipment purchased by the Company. Each borrowing under this line is evidenced by a separate term loan note, due in equal monthly principal payments over either 60 months or, for certain specified equipment, 59 months with a balloon payment equal to the remaining balance due on the sixtieth month.

3. Income Taxes

The Company is an "S" Corporation for federal income tax purposes. This election generally eliminates federal income taxes at the corporate level and profits are taxed directly to the Company's shareholder. Therefore, no provision for federal income taxes is included in the accompanying financial statements.

                             Dock Resins Corporation

3. Income Taxes (continued)

The Company is also an "S" Corporation for New Jersey state income tax purposes. This election generally reduces state income taxes at the corporate level to a rate equal to the difference between the corporate tax rate and the highest marginal personal tax rate (such rate differential was 2.63% for 1996, 2.42% for 1995 and 2.35% for 1994). The Company's shareholder is also taxed directly by New Jersey on the Company's profits.

For 1996 and 1995, the effective state income tax rates are lower than the statutory state tax rates, principally reflecting the tax benefits of state research and development tax credits. For 1994, the effective state income tax rate is higher than the statutory tax rate. This results from the non-deductibility of certain payments and charges.

Deferred state income taxes are primarily attributable to temporary differences which are not currently deductible for income tax purposes, including inventory reserves, bonuses, deferred compensation and certain other reserves and accrued liabilities, partially offset by differences between book and state tax depreciation.

The Company has not recorded any valuation allowances against its deferred tax assets at December 31, 1996 and 1995 as full realization of these assets is expected.

4. Bonus and Deferred Compensation Plans

Certain officers and employees of the Company are paid bonuses at the discretion of the board of directors.

The Company maintains a deferred compensation agreement for one of its employees, with benefits payable, contingent upon continued employment, three years after being earned. The annual expense for this agreement was $31,171 for 1996, $26,519 for 1995 and $23,500 for 1994. Included in payroll, bonuses and payroll taxes payable was $27,000 and $25,000 at December 31, 1996 and 1995, respectively, representing the current portion of deferred compensation.

5. Contingencies

The Company's largest customer accounted for approximately 24%, 17% and 20% of sales in 1996, 1995 and 1994, respectively, and approximately 39% and 19% of accounts receivable at December 31, 1996 and 1995, respectively.

                             Dock Resins Corporation

5. Contingencies (continued)

The Company is subject to legal proceedings and environmental claims which arise in the ordinary course of business. In the opinion of management and counsel, the ultimate amount of liability, if any, resulting from these actions will not materially affect the financial position of the Company.

6. Subsequent Events (Unaudited)

Pursuant to a Stock Purchase Agreement by and among Landec Corporation ("Landec"), the Company and its stockholder, dated April 18, 1997 (the "Purchase Agreement"), Landec acquired (the "Acquisition") all of the outstanding capital stock of the Company in exchange for an aggregate of 396,039 shares of Landec's common stock, $3,262,861 in cash, a payable of $462,000 and a secured promissory note with principal amount of $8,500,000. The payable and promissory note are due in January 1998. As a result of the Acquisition, the Company has become a wholly-owned subsidiary of Landec.

Under the terms of the Purchase Agreement and a related Escrow Agreement dated April 18, 1997, $1,500,000 and the 396,039 shares of Landec's common stock will be held in escrow for the purpose of indemnifying Landec against certain liabilities of the Company and its stockholder. Such escrow will expire on August 18, 2002.